EXHIBIT 99.1

Community West Bancshares Earnings Grew 36.4% to $1.5 Million in 3Q16 from 2Q16 Highlighted by Strong Loan Growth, Improved Asset Quality and 4.81% Net Interest Margin; Book Value Per Common Share Increases to $7.93; Declares Quarterly Cash Dividend of $0.035 Per Common Share

GOLETA, Calif., Oct. 28, 2016 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ:CWBC), parent company of Community West Bank (Bank), today reported net income of $1.5 million in the third quarter of 2016 (3Q16) compared to $1.1 million in the second quarter of 2016 (2Q16) and $1.6 million in the third quarter of 2015 (3Q15). In the first nine months of the year, Community West reported net income of $3.9 million compared to $1.0 million in the first nine months of 2015. Excluding the net loan litigation settlement, Community West’s net income for the nine-month period in 2015 would have been $5.2 million. (See “Non-GAAP Financial Information”)

“Community West’s third quarter results were fueled by robust loan growth, continued improvements in credit quality and a healthy net interest margin,” stated Martin E. Plourd, President and Chief Executive Officer. “Our Central Coast markets continue to grow, with commercial real estate projects generating strong demand for business services in our markets. We are taking advantage of this growth by building our relationships with existing clients, as well as developing new client relationships. We will continue to invest in our future, with the new San Luis Obispo branch scheduled to open later this year and the relocated branch in Santa Maria and the new Oxnard branch scheduled to open in early 2017.”

3Q16 Financial Highlights

  Total loans increased $30.0 million for 3Q16 to $601.9 million at September 30, 2016, and 12.9% compared to $533.0 million a year ago.
  Nonaccrual loans, net, decreased 42.8% to $3.0 million, or 0.50% of net loans at September 30, 2016, compared to $5.3 million, or 0.99% of net loans, a year ago, representing the lowest level since 3Q07.
  Net income available to common stockholders for 3Q16 was $1.5 million, or $0.18 per diluted share.
  Annualized return on average assets was 0.91%.
  Annualized return on average common equity was 9.17%.
  Net interest margin was 4.81%.
  Non-interest-bearing deposits increased 20.4% to $88.0 million at September 30, 2016, compared to $73.1 million a year ago.
  Book value per common share increased 7.7% to $7.93 at September 30, 2016, compared to $7.36 a year ago.
  The Bank continues to be well-capitalized per banking regulations with its total risk-based capital ratio at 13.08% and Tier 1 leverage ratio at 10.48% at September 30, 2016.

Income Statement

“We have been able to maintain a net interest margin in the mid-4% range largely due to our above industry average loan yields, but also supplemented with periodic loan interest recoveries,” said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer. Third quarter net interest margin was 4.81% compared to 4.47% in 2Q16 and 4.55% in 3Q15. Of the increase in asset yields in 3Q16, 39 basis points were attributable to one large past due loan relationship which was paid in full. In the first nine months of 2016 the net interest margin was 4.58% compared to 4.76% in the first nine months of 2015. Of the increase in asset yields in the first nine months of 2016, the same loan contributed 13 basis points. In the first nine months of 2015, 26 basis points of asset yields were attributable to two large past due loan relationships that were paid in full.

Net interest income for 3Q16 was $7.7 million, an 11.6% increase compared to $6.9 million in the preceding quarter and a 13.2% increase compared to $6.8 million in 3Q15. Year-to-date, net interest income increased 5.4% to $21.3 million compared to $20.2 million in the same period a year ago. Non-interest income was $559,000 in 3Q16, a slight decrease compared to $577,000 in 2Q16 and a modest increase compared to $554,000 in 3Q15. In the first nine months of 2016, non-interest income was $1.7 million, compared to $1.8 million the first nine months of 2015.

Non-interest expenses totaled $5.8 million in 3Q16, compared to $5.5 million in 2Q16 and $5.0 million in 3Q15. The increase is largely due to the business development of the Bank’s Northern region, consisting of San Luis Obispo and north Santa Barbara counties. Year-to-date noninterest expenses were $16.7 million. In the second quarter of 2015, Community West settled a claim for $7.2 million, net, and, primarily as a result of this settlement, non-interest expenses for the first nine months of 2015 totaled $22.2 million. Excluding this one-time settlement, non-interest expenses would have been approximately $15.1 million for the first nine months of 2015. (See “Non-GAAP Financial Information”)

Balance Sheet

Total assets were $664.5 million at September 30, 2016, a 3.4% increase compared to three months earlier and a 10.6% increase compared to one year ago. Net loans increased 5.3% to $594.7 million at September 30, 2016, compared to $564.8 million at June 30, 2016, and increased 13.1% compared to $526.0 million a year ago. Commercial real estate loans outstanding were up 27.2% from year ago levels to $225.6 million at September 30, 2016, and comprise 37.5% of the total loan portfolio. Manufactured housing loans were up 10.7% from year ago levels to $191.9 million and represent 31.9% of total loans. Commercial loans increased 20.1% from year ago levels to $120.0 million and represent 19.9% of the total loan portfolio and SBA loans decreased 22.0% from a year ago to $39.3 million and represent 6.5% of the total loan portfolio.

Deposits totaled $590.6 million at September 30, 2016, up 4.5% compared to $565.2 million at June 30, 2016, and grew 12.1% compared to $526.8 million a year earlier. Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $437.6 million at September 30, 2016 and comprise 74.1% of total deposits, compared to $405.2 million, or 76.9% of total deposits, a year ago.

Stockholders’ equity was $64.2 million at September 30, 2016, compared to $63.2 million at June 30, 2016, and $65.9 million a year ago. Book value per common share improved to $7.93 at September 30, 2016 compared to $7.81 at June 30, 2016, and $7.36 a year ago.

Credit Quality

“Asset quality improved again this quarter, with net nonaccrual loans and other assets acquired through foreclosure both declining compared to three months earlier,” said Plourd. “Our credit metrics remain better than the average for both national banks and banks of our size.”

The allowance for loan losses was $7.2 million at September 30, 2016, or 1.33% of total loans held for investment, compared to 1.37% at June 30, 2016, and 1.50% a year ago. Net nonaccrual loans decreased 25.0% to $3.0 million, or 0.50% of total loans at September 30, 2016, compared to $4.0 million, or 0.70% of total loans, three months earlier, and decreased 43.4% compared to $5.3 million, or 0.99% of total loans, a year ago.

Of the $3.0 million in net nonaccrual loans, $1.0 million were manufactured housing loans, $933,000 were SBA 504 1st loans, $536,000 were home equity loans, $223,000 were commercial real estate loans, $195,000 were single family real estate loans and $133,000 were SBA loans.

Other assets acquired through foreclosure totaled $55,000 at September 30, 2016, compared to $129,000 three months earlier and $206,000 a year earlier.  Nonaccrual loans plus other assets acquired through foreclosure, net of SBA/USDA guarantees, totaled $3.1 million, or 0.46% of total assets, at September 30, 2016, compared to $4.1 million, or 0.64% of total assets, three months earlier and $5.5 million, or 0.91% of total assets, a year ago.

“Due to strong loan growth, we recorded a provision for loan losses for the second consecutive quarter,” noted Plourd. The loan loss provision was $22,000 in 3Q16, compared to $61,000 in 2Q16, and a negative provision of $445,000 in 3Q15. Net loan recoveries were $140,000 in 3Q16 compared to $148,000 in 2Q16 and $214,000 in 3Q15.

Cash Dividend Declared

The Company’s Board of Directors declared a quarterly cash dividend of $0.035 per common share, payable November 30, 2016 to common shareholders of record on November 14, 2016. The current annualized yield, based on the closing price of CWBC shares of $8.29 on September 30, 2016, was 1.7%.

Stock Repurchase Program

On August 31, 2015, the Company announced that the Board of Directors authorized a common stock repurchase program of up to $3 million. During 3Q16, the Company bought back 45,786 shares. As of September 30, 2016, 187,569 shares had been cumulatively repurchased at an average price of $7.25 per share.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village and one loan production office in San Luis Obispo. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and Government Guaranteed lending.

In September 2016, Community West was named to Sandler O’Neill and Partners Bank and Thrift Sm-All Stars – Class of 2016. This award recognized Community West as one of the top 27 best performing small capitalization institutions from a list of publicly traded banks and thrifts in the U.S. with market capitalizations less than $2.5 billion. In making their selections, Sandler focused on growth, profitability, credit quality and capital strength.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	September 30,	June 30,	September 30,	December 31,
	2016	2016	2015	2015

Cash and cash equivalents	$2,595	$2,665	$1,876	$2,789
Time and interest-earning deposits in other financial institutions	15,164	24,604	21,916	32,829
Investment securities	31,200	30,782	31,201	30,466
Loans:
Commercial	120,043	106,650	99,871	107,510
Commercial real estate	225,572	207,664	177,302	179,491
SBA	39,295	41,176	50,381	47,880
Manufactured housing	191,946	188,315	173,432	177,891
Single family real estate	14,335	17,203	20,671	19,073
HELOC	10,789	10,803	11,134	10,934
Other	(78)	43	207	683
Total loans	601,902	571,854	532,998	543,462

Loans, net
Held for sale	62,381	60,086	65,491	64,488
Held for investment	539,521	511,768	467,507	478,974
Less: Allowance for loan losses	(7,190)	(7,028)	(7,012)	(6,916)
Net held for investment	532,331	504,740	460,495	472,058
NET LOANS	594,712	564,826	525,986	536,546

Other assets	20,865	19,747	20,058	18,583

TOTAL ASSETS	$664,536	$642,624	$601,037	$621,213

Deposits
Non-interest-bearing demand	$88,024	$83,524	$73,073	$76,469
Interest-bearing demand	258,360	250,036	250,738	250,509
Savings	14,388	14,173	13,943	13,690
Certificates of deposit ($250 or more)	92,319	74,622	56,745	66,722
Other certificates of deposit	137,510	142,829	132,287	136,948
Total deposits	590,601	565,184	526,786	544,338
Other borrowings	5,500	10,500	5,000	10,500
Other liabilities	4,223	3,702	3,339	4,431
TOTAL LIABILITIES	600,324	579,386	535,125	559,269

Stockholders' equity	64,212	63,238	65,912	61,944

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$664,536	$642,624	$601,037	$621,213

Shares outstanding	8,094	8,098	8,201	8,206

Book value per common share	$7.93	$7.81	$7.36	$7.55

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

Interest income
Loans, including fees	$8,228	$7,414	$7,131	$22,817	$21,253
Investment securities and other	288	260	244	817	834
Total interest income	8,516	7,674	7,375	23,634	22,087
Interest expense
Deposits	733	704	587	2,088	1,761
Other borrowings and convertible debt	74	73	6	219	82
Total interest expense	807	777	593	2,307	1,843
Net interest income	7,709	6,897	6,782	21,327	20,244
Provision (credit) for loan losses	22	61	(445)	(164)	(1,997)
Net interest income after provision for loan losses	7,687	6,836	7,227	21,491	22,241
Non-interest income
Other loan fees	270	282	244	827	789
Document processing fees	130	136	141	381	364
Service charges	100	102	92	292	252
Other	59	57	77	215	366
Total non-interest income	559	577	554	1,715	1,771
Non-interest expenses
Salaries and employee benefits	3,809	3,494	3,412	10,755	9,729
Occupancy, net	564	581	507	1,631	1,439
Professional services	196	278	212	653	736
Advertising and marketing	154	212	116	447	348
Depreciation	162	175	103	486	290
Data processing	173	169	135	513	388
FDIC assessment	74	99	99	270	252
Stock-based compensation	97	84	73	261	333
Loan servicing and collection	108	(89)	10	198	281
Loan litigation settlement, net	-	-	(50)	-	7,103
Other	499	503	421	1,464	1,291
Total non-interest expenses	5,836	5,506	5,038	16,678	22,190
Income before provision for income taxes	2,410	1,907	2,743	6,528	1,822
Provision for income taxes	929	782	1,152	2,639	803
Net income	1,481	1,125	1,591	3,889	1,019
Dividends and accretion on preferred stock	-	-	125	-	401
Discount on partial redemption of preferred stock	-	-	-	-	(129)
Net income available to common stockholders	$1,481	$1,125	$1,466	$3,889	$747
Earnings per share:
Basic	$0.18	$0.14	$0.18	$0.48	$(0.09)
Diluted	$0.18	$0.13	$0.17	$0.46	$(0.09)

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended
PERFORMANCE MEASURES AND RATIOS	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015	Sep. 30, 2015	Sep. 30, 2015
Return on average common equity	9.17%	7.15%	10.54%	8.19%	2.23%
Return on average assets	0.91%	0.72%	1.05%	0.82%	0.24%
Efficiency ratio	70.59%	73.67%	68.68%	72.38%	100.79%
Net interest margin	4.81%	4.47%	4.55%	4.58%	4.76%

	Three Months Ended	Three Months Ended	Three Months Ended	Nine Months Ended
AVERAGE BALANCES	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015	Sep. 30, 2016	Sep. 30, 2015
Average assets	$649,134	$631,318	$601,776	$632,946	$579,501
Average earning assets	637,525	620,125	591,018	621,899	568,938
Average total loans	581,477	558,841	526,119	561,365	505,708
Average deposits	571,094	553,943	523,108	555,250	499,504
Average equity (including preferred stock)	64,260	63,277	65,478	63,395	66,999
Average common equity (excluding preferred stock)	64,260	63,277	59,904	63,395	61,054

EQUITY ANALYSIS	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015
Total equity	$64,212	$63,238	$65,912
Less: senior preferred stock	-	-	(5,574)
Total common equity	$64,212	$63,238	$60,338

Common stock outstanding	8,094	8,098	8,201
Book value per common share	$7.93	$7.81	$7.36

ASSET QUALITY	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015
Nonaccrual loans, net	$3,026	$3,988	$5,287
Nonaccrual loans, net/total loans	0.50%	0.70%	0.99%
Other assets acquired through foreclosure, net	$55	$129	$206

Nonaccrual loans plus other assets acquired through foreclosure, net	$3,081	$4,117	$5,493
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.46%	0.64%	0.91%
Net loan (recoveries)/charge-offs in the quarter	$(140)	$(148)	$(214)
Net (recoveries)/charge-offs in the quarter/total loans	-0.02%	-0.03%	-0.04%

Allowance for loan losses	$7,190	$7,028	$7,012
Plus: Reserve for undisbursed loan commitments	83	89	50
Total allowance for credit losses	$7,273	$7,117	$7,062
Allowance for loan losses/total loans held for investment	1.33%	1.37%	1.50%
Allowance for loan losses/nonaccrual loans, net	237.61%	176.23%	132.63%

Community West Bank *
Tier 1 leverage ratio	10.48%	10.53%	10.73%
Tier 1 capital ratio	11.83%	12.28%	13.01%
Total capital ratio	13.08%	13.53%	14.26%

INTEREST SPREAD ANALYSIS	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015
Yield on total loans	5.63%	5.34%	5.38%
Yield on investments	3.10%	2.57%	2.52%
Yield on interest earning deposits	0.45%	0.46%	0.30%
Yield on earning assets	5.31%	4.98%	4.95%

Cost of interest-bearing deposits	0.60%	0.59%	0.52%
Cost of total deposits	0.51%	0.51%	0.45%
Cost of borrowings	2.82%	2.80%	0.23%
Cost of interest-bearing liabilities	0.65%	0.64%	0.51%

* Capital ratios are preliminary until the Call Report is filed.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended	Nine Months Ended
NON-GAAP PERFORMANCE MEASURES	Sep. 30, 2015	Sep. 30, 2015
Return on average common equity, excluding loan litigation settlement, net (1)	10.34%	11.39%
Return on average assets, excluding loan litigation settlement, net (1)	1.03%	1.20%
Efficiency ratio, excluding loan litigation settlement, net (2)	69.36%	68.53%

NON-GAAP EARNINGS PER SHARE
Basic (3)	$0.18	$0.60
Diluted (3)	$0.17	$0.58

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
	Three Months Ended	Nine Months Ended
	Sep. 30, 2015	Sep. 30, 2015
	(in thousands)
Net income	$1,591	$1,019
Loan litigation settlement, net	(50)	7,103
Tax effect on loan litigation settlement, net	21	(2,923)
Net income, excluding loan litigation settlement, net (3)	$1,562	$5,199

	Three Months Ended	Nine Months Ended
	Sep. 30, 2015	Sep. 30, 2015
	(in thousands)
Total non-interest expenses	$5,038	$22,190
Loan litigation settlement, net	50	(7,103)
Total non-interest expenses, excluding loan litigation settlement, net (3)	$5,088	$15,087

(1) The Company believes these non-GAAP ratios provide a useful metric with which to analyze and evaluate the financial condition of the Company
(2) The Company believes this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company
(3) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company

Contact:
Charles G. Baltuskonis, EVP & CFO
805.692.5821
www.communitywestbank.com